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                                                                    Exhibit 24.7


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that undersigned constitutes and appoints each of Ingrid Wiik, Robert F. Wrobel, Matthew Farrell and Jeff Campbell his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of any of the registrants to the Registration Statement), to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-4 (File No. 333-107281) (the "Registration Statement") and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or each such attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                            /s/ Christopher J.N. Towner
                                            ------------------------------------
                                            Christopher J.N. Towner

                                            Date:  January 24, 2005